EX-99.n.1

Nomura Funds

(Delaware VIP Trust and Ivy Variable Insurance Portfolios)

Multiple Class Plan Pursuant to Rule 18f-3

This Multiple Class Plan (the “Plan”) has been adopted by a majority of the Board of Trustees of Delaware VIP Trust and Ivy Variable Insurance Portfolios (the “Funds”), including a majority of the Trustees who are not interested persons of the Funds, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”). The Board of the Funds has determined that the Plan, including the allocation of expenses, is in the best interests of the Funds as a whole, each series of shares offered by the Funds (individually and collectively the “Series”) and each class of shares offered by its Series. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for the Funds’ Series. To the extent that a subject matter set forth in this Plan is covered by the Funds’ Agreement and Declaration of Trust or By-Laws, such Agreement and Declaration of Trust or By-Laws will control in the event of any inconsistencies with descriptions contained in this Plan.

CLASSES

1. Each Series of the Funds shall offer two classes of shares to be referred to herein as Standard Class and Service Class shares.

2. All shares of the Funds shall be sold solely to the separate accounts of certain life insurance companies (“Insurance Companies”) for the purpose of funding certain variable annuity and variable life insurance contracts (“Variable Contracts”) and to such other investors as are determined to be eligible to purchase such shares.

FRONT-END AND CONTINGENT DEFERRED SALES CHARGES

3. The Standard Class and Service Class shares are sold without the imposition of any front-end or contingent deferred sales charges (although the Variable Contracts are subject to such sales charges).

RULE 12b-1 PLANS

4. In accordance with the Rule 12b-1 Plan adopted by the Funds on behalf of the Service Class shares of each Series (the “Service Class 12b-1 Plan”), the Delaware VIP Trust shall pay to Delaware Distributors, L.P. (the “Distributor”), Insurance Companies or others a monthly fee not to exceed 0.30% per annum of each Series’ average daily net assets represented by its Service Class shares, and Ivy Variable Insurance Portfolios provides for a maximum fee of 0.25% of the average annual net assets of each Series’ average daily net assets represented by its Service Class shares, as may be determined by the Funds’ Board of Trustees from time to time.

Provided however, Service Class shares of Nomura VIP Pathfinder Aggressive Series, Nomura VIP Pathfinder Moderately Aggressive Series, Nomura VIP Pathfinder Moderate Series, Nomura VIP Pathfinder Moderately Conservative Series, Nomura VIP Pathfinder Conservative Series, Nomura VIP Pathfinder Moderate — Managed Volatility Series, Nomura VIP Pathfinder Moderately Aggressive — Managed Volatility Series, and Nomura VIP Pathfinder Moderately Conservative — Managed Volatility Series are not subject to a Rule 12b-1 fee.

5. The Service Class 12b-1 Plan may be used to pay the Distributor, Insurance Companies or others to assist in the promotion and distribution of Service Class shares or Variable Contracts offering Service Class shares. Payments made under the Service Class 12b-1 Plan may be used for, among other things, the printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of contract owners or dealers and their representatives, and other distribution-related expenses. Payments made under the Plan may also be used to pay Insurance Companies, dealers or others for, among other things, service fees as defined under National Association of Securities Dealers, Inc. rules, furnishing personal services or such other enhanced services as the Funds or a Variable Contract may require, or maintaining customer accounts and records.

6. The Funds have not adopted any Rule 12b-1 Plan for the Standard Class shares of the Series of the Funds.

ALLOCATION OF EXPENSES

7. The Funds shall allocate to each class of shares of a Series any fees and expenses incurred by the Funds in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Funds reserve the right, subject to approval by the Funds’ Board of Trustees, to allocate fees and expenses of the following nature to a particular class of shares of a Series (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Series):

(i) transfer agency and other recordkeeping costs;

(ii) Securities and Exchange Commission and blue sky registration or qualification fees;

(iii) printing and postage expenses related to printing and distributing class-specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

(iv) audit or accounting fees or expenses relating solely to such class;

(v) the expenses of administrative personnel and services as required to support the shareholders of such class;

(vi) litigation or other legal expenses relating solely to such class of shares;

(vii) Trustees’ fees and expenses incurred as a result of issues relating solely to such class of shares; and

(viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

8. (a) Daily Dividend Series. With respect to Series that declare a dividend to shareholders on a daily basis, all expenses incurred by a Series will be allocated to each class of shares of such Series on the basis of “settled shares” (net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable) of each class in relation to the net assets of the Series, except for any expenses that are allocated to a particular class as described in paragraph 7 above.

(b) Non-Daily Dividend Series. With respect to Series that do not declare a dividend to shareholders on a daily basis, all expenses incurred by a Series will be allocated to each class of shares of such Series on the basis of the net asset value of each such class in relation to the net asset value of the Series, except for any expenses that are allocated to a particular class as described in paragraph 7 above.

• ALLOCATION OF INCOME AND GAINS

9. (a) Daily Dividend Series. With respect to Series that declare a dividend to shareholders on a daily basis, income will be allocated to each class of shares of such Series on the basis of settled shares of each class in relation to the net assets of Series, and realized and unrealized capital gains and losses of the Series will be allocated to each class of shares of such Series on the basis of the net asset value of each such class in relation to the net asset value of the Series.

(b) Non-Daily Dividend Series. With respect to Series that do not declare a dividend to shareholders on a daily basis, income and realized and unrealized capital gains and losses of a Series will be allocated to each class of shares of such Series on the basis of the net asset value of each such class in relation to the net asset value of the Series.

CONVERSIONS

10. Standard Class and Service Class shares do not have a conversion feature.

EXCHANGES

11. Shares of either class may be exchangeable for shares of the same class of another Series of the Funds according to the terms and conditions related to transfer privileges set forth in the Variable Contract and/or Funds prospectuses, as they may be amended from time to time.

OTHER PROVISIONS

12. Each class will vote separately with respect to any Rule 12b-1 Plan related to that class.

13. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the Act and otherwise, will monitor each Series for the existence of any material conflicts between the interests of all the classes of shares offered by such Series. The Trustees, including a majority of the Trustees who are not interested persons of the Funds, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Manager and the Distributor shall be responsible for alerting the Board to any material conflicts that arise.

14. All material amendments to this Plan must be approved by a majority of the Trustees of the Funds, including a majority of the Trustees who are not interested persons of the Funds.

Initially effective November 16, 2000 for Delaware VIP Trust and April 28, 2017 for Ivy Variable Insurance Portfolios.

Effective as of December 1, 2025 as Nomura Funds.

APPENDIX A

TO THE DELAWARE VIP TRUST

RULE 18F-3 MULTI-CLASS PLAN

This Appendix A (“Appendix A”), to the Delaware VIP Trust Rule 18F-3 Plan dated December 1, 2025 (the “Agreement”), is effective as of December 1, 2025, and supersedes any prior Appendix A to the Agreement.

Delaware VIP Trust	Share Class
Nomura VIP Emerging Markets Series (formerly, Macquarie VIP Emerging Markets Series)	Standard Class Service Class
Nomura VIP Fund for Income Series (formerly, Macquarie VIP Fund for Income Series)	Standard Class Service Class
Nomura VIP Growth and Income Series (formerly, Macquarie VIP Growth and Income Series)	Standard Class
Nomura VIP Growth Equity Series (formerly, Macquarie VIP Growth Equity Series)	Standard Class
Nomura VIP Investment Grade Series (formerly, Macquarie VIP Investment Grade Series)	Standard Class Service Class
Nomura VIP Limited Duration Bond Series (formerly, Macquarie VIP Limited Duration Bond Series)	Standard Class
Nomura VIP Opportunity Series (formerly, Macquarie VIP Opportunity Series)	Standard Class
Nomura VIP Small Cap Value Series (formerly, Macquarie VIP Small Cap Value Series)	Standard Class Service Class
Nomura VIP Total Return Series (formerly, Macquarie VIP Total Return Series)	Standard Class Service Class

Ivy Variable Insurance Portfolios	Share Class
Nomura VIP Asset Strategy Series (formerly, Macquarie VIP Asset Strategy Series)	Standard Class Service Class
Nomura VIP Balanced Series (formerly, Macquarie VIP Balanced Series)	Service Class
Nomura VIP Core Equity Series (formerly, Macquarie VIP Core Equity Series)	Service Class
Nomura VIP Corporate Bond Series (formerly, Macquarie VIP Corporate Bond Series)	Service Class
Nomura VIP Energy Series (formerly, Macquarie VIP Energy Series)	Standard Class Service Class
Nomura VIP Global Growth Series (formerly, Macquarie VIP Global Growth Series)	Service Class
Nomura VIP Growth Series (formerly, Macquarie VIP Growth Series)	Service Class
Nomura VIP High Income Series (formerly, Macquarie VIP High Income Series)	Standard Class Service Class
Nomura VIP International Core Equity Series (formerly, Macquarie VIP Internation Core Equity Series)	Standard Class Service Class

Nomura VIP Limited-Bond Series (formerly, Macquarie VIP Limited-Bond Series)	Service Class
Nomura VIP Mid Cap Growth Series (formerly, Macquarie VIP Mid Cap Growth Series)	Standard Class
Nomura VIP Natural Resources Series (formerly, Macquarie VIP Natural Resources Series)	Service Class
Nomura VIP Pathfinder Aggressive Series (formerly, Macquarie VIP Pathfinder Aggressive Series)	Service Class
Nomura VIP Pathfinder Conservative Series (formerly, Macquarie VIP Pathfinder Conservative Series)	Service Class
Nomura VIP Pathfinder Moderate Series (formerly, Macquarie VIP Pathfinder Moderate Series)	Service Class
Nomura VIP Pathfinder Moderate – Managed Volatility Series (formerly, Macquarie VIP Pathfinder Moderate – Managed Volatility Series)	Service Class
Nomura VIP Pathfinder Moderately Aggressive Series (formerly, Macquarie VIP Pathfinder Moderately Aggressive Series)	Service Class
Nomura VIP Pathfinder Moderately Aggressive – Managed Volatility Series (formerly, Macquarie VIP Pathfinder Moderately Aggressive – Managed Volatility Series)	Service Class
Nomura VIP Pathfinder Moderately Conservative Series (formerly, Macquarie VIP Pathfinder Moderately Conservative Series)	Service Class
Nomura VIP Pathfinder Moderately Conservative – Managed Volatility Series (formerly, Macquarie VIP Pathfinder Moderately Conservative – Managed Volatility Series)	Service Class
Nomura VIP Science & Technology Series (formerly, Macquarie VIP Science & Technology Series)	Standard Class Service Class
Nomura VIP Smid Cap Core Series (formerly, Macquarie VIP Smid Cap Core Series)	Service Class
Nomura VIP Small Cap Growth Series (formerly, Macquarie VIP Small Cap Growth Series)	Standard Class Service Class
Nomura VIP Value Series (formerly, Macquarie VIP Value Series)	Service Class